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Exhibit 5.1

July 6, 2006

Neff Rental LLC and Neff Finance Corp.
3750 N.W. 87th Avenue, Suite 400
Miami, FL 33178

  Re:
  Registration Statement on Form S-4 (File No. 333-130841)
  $245,000,000 of 11 1/4% Series B Second Priority Senior Secured Notes due 2012
  and $80,000,000 of 13% Series B Senior Subordinated Notes due 2013

Ladies and Gentlemen:

        In connection with the registration by Neff Rental LLC, a Delaware limited liability company ("Neff"), Neff Finance Corp., a Delaware corporation ("Finance Corp." and, together with Neff, the "Issuers"), Neff Rental, Inc., a Florida corporation ("Neff Rental"), and Valley Rents and Ready Mix, Inc., a Delaware corporation (together with Neff Rental, the "Guarantors"), of (a) $245,000,000 in aggregate principal amount of the Issuers' 11 1/4% Series B Second Priority Senior Secured Notes due 2012 (the "Exchange Senior Notes") and the guarantees of the Exchange Senior Notes by the Guarantors (the "Exchange Senior Guarantees"), issued under an indenture dated July 8, 2005, among the Issuers, Neff Rental and Wells Fargo Bank, National Association, as trustee (the "Trustee") as amended by that certain First Supplemental Indenture, dated as of May 22, 2006, among the Issuers, the Guarantors and the Trustee (collectively, the "Senior Note Indenture"), and (b) $80,000,000 in aggregate principal amount of the Issuers' 13% Series B Senior Subordinated Notes due 2013 (the "Exchange Subordinated Notes") and the guarantees of the Exchange Subordinated Notes by the Guarantors (the "Exchange Subordinated Guarantees") issued under an indenture dated June 3, 2005, as amended and restated in its entirety on July 8, 2005, among the Issuers, Neff Rental and the Trustee, as amended by that certain First Supplemental Indenture, dated as of May 22, 2006, among the Issuers, the Guarantors and the Trustee (collectively, the "Subordinated Note Indenture"), in each case under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 3, 2006 (File No. 333-130841), as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Exchange Senior Notes and the Exchange Senior Guarantees (collectively, the "Exchange Senior Securities") are to be issued in exchange for the Issuers' outstanding 11 1/4% Series A Second Priority Senior Secured Notes due 2012 (the "Outstanding Senior Notes") and the Guarantors' outstanding guarantees thereof (the "Outstanding Senior Guarantees" and, together with the Outstanding Senior Notes, the "Outstanding Senior Securities") on the terms set forth in the prospectus contained in the Registration Statement (the "Prospectus") and the related letter of transmittal filed as an exhibit to the Registration Statement. The Exchange Subordinated Notes and the Exchange Subordinated Guarantees (collectively, the "Exchange Subordinated Securities") are to be issued in exchange for the Issuers' outstanding 13% Series A Senior Subordinated Notes due 2013 (the "Outstanding Subordinated Notes") and the Guarantors' outstanding guarantees thereof (the "Outstanding Subordinated Guarantees" and, together with the Outstanding Subordinated Notes, the "Outstanding Subordinated Securities") on the terms set forth in the Prospectus and the related letter of transmittal filed as an exhibit to the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the enforceability of the Exchange Senior Securities and the Exchange Subordinated Securities.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Issuers and the Guarantors in connection with the authorization and issuance of the Exchange Senior Securities and the Exchange Subordinated Securities. For purposes of this letter, we have assumed that such proceedings to be taken in the future will be completed timely in the manner currently proposed and that the terms of each issuance will be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

          (a)   the Senior Note Indenture, the form of Exchange Senior Note and the form of notation of Exchange Senior Guarantee; and

          (b)   the Subordinated Note Indenture, the form of Exchange Subordinated Note and the form of notation of Exchange Subordinated Guarantee.

With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of Neff and others as to factual matters without having independently verified such factual matters.

        We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and, with respect to numbered paragraphs 1, 2, 4 and 5 of this letter, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act and, with respect to numbered paragraphs 2 and 5 of this letter, the internal laws of the State of Florida, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. We call to your attention that we are not licensed to practice law in the State of Delaware or the State of Florida. With respect to the opinions expressed in numbered paragraphs 2 and 5 of this letter, we have with your consent relied exclusively on the opinions of Baker & McKenzie LLP, special Florida counsel to the Neff Rental, set forth in their letter dated the date hereof, a copy of which is attached hereto as Exhibit A, subject to all of the assumptions, limitations and qualifications set forth therein, that Neff Rental is a corporation, validly existing and in good standing, under the laws of the State of Florida and that each of the Senior Note Indenture, including the Exchange Senior Guarantees contained therein, and the Subordinated Note Indenture, including the Exchange Subordinated Guarantees contained therein, have been duly authorized and executed and delivered by Neff Rental.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)
The Exchange Senior Notes have been duly authorized by all necessary corporate action or limited liability company action, as the case may be, of the Issuers and, when executed and delivered by the Issuers and authenticated by the Trustee in accordance with the terms of the Senior Note Indenture against the due tender and delivery to the Trustee of Outstanding Senior Securities in an aggregate principal amount equal to the aggregate principal amount of the Exchange Senior Securities, the Exchange Senior Notes will be legally valid and binding obligations of the Issuers, enforceable against each of them in accordance with their terms.

(2)
The Senior Note Indenture, including the Exchange Senior Guarantees contained therein, has been duly authorized by all necessary corporate action of the Guarantors.

(3)
When the Exchange Senior Notes are executed and delivered by the Issuers and authenticated by the Trustee in accordance with the terms of the Senior Note Indenture against due tender and delivery to the Trustee of Outstanding Senior Securities in an aggregate principal amount equal to the aggregate principal amount of the Exchange Senior Securities, the Exchange Senior Guarantees will be the legally valid and binding obligation of the Guarantors, enforceable against each of them in accordance with its terms.

(4)
The Exchange Subordinated Notes have been duly authorized by all necessary corporate action or limited liability company action, as the case may be, of the Issuers and, when executed and delivered by the Issuers and authenticated by the Trustee in accordance with the terms of the Subordinated Note Indenture against the due tender and delivery to the Trustee of Outstanding Subordinated Securities in an aggregate principal amount equal to the aggregate principal amount of the Exchange Subordinated Securities, the Exchange Subordinated Notes will be legally valid and binding obligations of the Issuers, enforceable against each of them in accordance with their terms.

(5)
The Subordinated Note Indenture, including the Exchange Subordinated Guarantees contained therein, has been duly authorized by all necessary corporate action of the Guarantors.

(6)
When the Exchange Subordinated Notes are executed and delivered by the Issuers and authenticated by the Trustee in accordance with the terms of the Subordinated Note Indenture against due tender and delivery to the Trustee of Outstanding Subordinated Securities in an aggregate principal amount equal to the aggregate principal amount of the Exchange Subordinated Securities, the Exchange Subordinated Guarantees will be the legally valid and binding obligation of the Guarantors, enforceable against each of them in accordance with its terms.

        The opinions expressed above are subject to the following limitations, qualifications and exceptions:

          (a)   the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors;

          (b)   the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought;

          (c)   the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

          (d)   we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiii) the severability, if invalid, of provisions to the foregoing effect.

        In addition, we express no opinion with respect to (a) whether acceleration of the Exchange Subordinated Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (b) compliance with laws relating to permissible rates of interest, (c) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (d) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

        With your consent, we have assumed (a) that each of the Senior Note Indenture and the Subordinated Note Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with their respective terms; and (b) that the status of the Senior Note Indenture, the Exchange Senior Securities, the Subordinated Note Indenture and the Exchange Subordinated Securities as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

        We bring your attention to the fact that certain partners of Latham & Watkins LLP, members of their families, related persons and others have an indirect interest, through limited partnerships that are investors in the VP Fund Investment 2004, LLC, in less than 1% of the common stock of Neff Corp. and that Latham & Watkins LLP attorneys rendering services in connection with the transactions referred to in this letter beneficially own certain securities of Neff Corp.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                                         Very truly yours,

                                                                         /s/ Latham & Watkins LLP

Exhibit A

Opinion Letter of
Baker & McKenzie LLP

[Baker & McKenzie Letterhead]

July 5, 2006

Neff Rental LLC, Neff Finance Corp. and Neff Rental, Inc.
3750 N.W. 87th Avenue, Suite 400
Miami, FL 33178

Re:	Registration Statement on Form S-4 (File No. 333-130841)
$245,000,000 of 11 1/4% Series B Second Priority Senior Secured Notes due 2012
and $80,000,000 of 13% Series B Senior Subordinated Notes due 2013

Ladies and Gentlemen:

        In connection with the registration by Neff Rental LLC, a Delaware limited liability company ("Neff"), Neff Finance Corp., a Delaware corporation ("Finance Corp." and, together with Neff, the "Issuers"), Neff Rental, Inc., a Florida corporation (the "Florida Guarantor") and Valley Rents and Ready Mix, Inc. a Delaware corporation (together with the Florida Guarantor, the "Guarantors"), of (a) $245,000,000 in aggregate principal amount of the Issuers' 11 1/4% Series B Second Priority Senior Secured Notes due 2012 (the "Exchange Senior Notes") and the guarantees of the Exchange Senior Notes by the Guarantors (the "Exchange Senior Guarantee"), issued under an indenture dated as of July 8, 2005 among the Issuers, the Florida Guarantor and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as amended by that certain First Supplemental Indenture, dated as of May 22, 2006, among the Issuers, the Guarantors and the Trustee (collectively, the "Senior Note Indenture") and (b) $80,000,000 in aggregate principal amount of the Issuers' 13% Series B Senior Subordinated Notes due 2013 (the "Exchange Subordinated Notes") and the guarantees of the Exchange Subordinated Notes by the Guarantors (the "Exchange Subordinated Guarantee") issued under an indenture dated as of June 3, 2005, as amended and restated in its entirety on July 8, 2005, among the Issuers, the Florida Guarantor and the Trustee, as amended by that certain First Supplemental Indenture, dated as of May 22, 2006, among the Issuers, the Guarantors and the Trustee (collectively, the "Subordinated Note Indenture"), in each case under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 3, 2006 (File No. 333-130841), as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Exchange Senior Notes and the Exchange Senior Guarantee (collectively, the "Exchange Senior Securities") are to be issued in exchange for the Issuers' outstanding 11 1/4% Series A Second Priority Senior Secured Notes due 2012 (the "Outstanding Senior Notes") and the Guarantors' outstanding guarantees thereof (the "Outstanding Senior Guarantee" and, together with the Outstanding Senior Notes, the "Outstanding Senior Securities") on the terms set forth in the prospectus contained in the Registration Statement (the "Prospectus") and the related letter of transmittal filed as an exhibit to the Registration Statement. The Exchange Subordinated Notes and the Exchange Subordinated Guarantee (collectively, the "Exchange Subordinated Securities") are to be issued in exchange for the Issuers' outstanding 13% Series A Senior Subordinated Notes due 2013 (the "Outstanding Subordinated Notes") and the Guarantors' outstanding guarantees thereof (the "Outstanding Subordinated Guarantee" and, together with the Outstanding Subordinated Notes, the "Outstanding Subordinated Securities") on the terms set forth in the Prospectus and the related letter of transmittal filed as an exhibit to the Registration Statement. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the matters set forth herein.

        In our capacity as local counsel in the State of Florida (the "State") to the Florida Guarantor, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In rendering the opinions expressed below, we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of the following documents:

  (a)
  the Senior Note Indenture, the form of Exchange Senior Note and the form of notation of Exchange Senior Guarantee; and

  (b)
  the Subordinated Note Indenture, the form of Exchange Subordinated Note and the form of notation of Exchange Subordinated Guarantee.

        The documents described in subsections (a)—(b) above are referred to herein collectively as the "Operative Documents."

        We have examined such other instruments and certificates of public officials, officers and representatives of the Florida Guarantor and other Persons and matters of law as we have deemed necessary or appropriate for the purposes of this opinion.

        In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this letter, that:

  (i)
  the Operative Documents have been duly authorized, executed and delivered by all of the parties thereto, other than the Florida Guarantor;

  (ii)
  the Operative Documents constitute legal, valid, binding and enforceable obligations of all of the parties thereto;

  (iii)
  the execution, delivery and performance of the Operative Documents by each of the parties thereto, other than the Florida Guarantor, do not and will not contravene or conflict with any provision of the charter documents or bylaws or other constituent instruments of any of such parties or any other agreement or instrument which is binding upon each such party or its properties;

  (iv)
  all of the Operative Documents have been, to the extent necessary, duly and properly authorized, executed, acknowledged, authenticated, delivered and accepted, and, as may be required under the applicable laws of jurisdictions other than the State, sealed and attested, by each of the parties thereto, other than the Florida Guarantor;

  (v)
  all of the parties to the Operative Documents are duly organized and all of the parties to the Operative Documents (other than the Florida Guarantor) are validly existing;

  (vi)
  all of the parties to the Operative Documents, other than the Florida Guarantor, have the corporate power and authority to execute and deliver the Operative Documents, and to perform their obligations thereunder;

  (vii)
  the accuracy and completeness of all public records reviewed by us; and

  (viii)
  the genuineness of all signatures.

        Based upon and subject to the foregoing and subject also to the comments, assumptions, exceptions and qualifications set forth below, and having considered such questions of law, as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.
The Florida Guarantor is a corporation under the laws of the State with corporate power and authority to enter into the Operative Documents and perform its obligations thereunder. Based on certificates from public officials, we confirm that the Florida Guarantor is validly existing and in good standing under the laws of the State.

2.
The execution, delivery and performance by the Florida Guarantor of the Senior Note Indenture, including the Exchange Senior Guarantee contained therein, has been duly authorized by all

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  necessary corporate action of the Florida Guarantor, and the Senior Note Indenture has been duly executed and delivered by the Florida Guarantor.

3.
The execution, delivery and performance by the Florida Guarantor of the Subordinated Note Indenture, including the Exchange Subordinated Guarantee contained therein, has been duly authorized by all necessary corporate action of the Florida Guarantor, and the Subordinated Note Indenture has been duly executed and delivered by the Florida Guarantor.

        The foregoing opinions are subject to the following comments, assumptions, exceptions and qualifications:

        A.    We express no opinion as to the creation, perfection or priority of any security interest in, or other lien on, any collateral.

        B.    We have assumed that funds have been advanced on or prior to the date hereof, and there is no circumstance (such as, but not limited to, fraud in the inducement, duress, waiver or estoppel) extrinsic to the Operative Documents which might give rise to a defense against enforcement of any of the Operative Documents.

        C.    We wish to point out that the acquisition by the Florida Guarantor after the issuance of the Exchange Senior Guarantee and the Exchange Subordinated Guarantee made under the Operative Documents of any interest in any property that becomes subject to the security interest and lien of the Operative Documents may constitute a voidable preference under Section 547 of the Bankruptcy Code.

        D.    We have assumed, with your permission, and without independent investigation on our part, that (a) the statements, recitals, representations and warranties as to matters of fact set forth in the Operative Documents are accurate and complete, (b) there is no agreement, course of dealing or performance or usage of trade defining, supplementing, amending, modifying, waiving or qualifying the terms of any of the Operative Documents, (c) the conduct of each of the parties to the Operative Documents has complied with any requirements of good faith, fair dealing and conscionability, and (d) all parties will comply with their covenants and agreements contained in the Operative Documents.

        E.    We are admitted to practice in the State. This opinion letter is limited in all respects to the laws of the State, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State.

        This opinion is for your benefit and also may be relied upon by your special counsel, Latham & Watkins LLP, in connection with the filing of the Registration Statement. We consent to your filing this opinion as an exhibit to the legal opinion of Latham & Watkins, which will be filed as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

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Exhibit A Opinion Letter of Baker & McKenzie LLP [Baker & McKenzie Letterhead]